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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported)     APRIL 18, 1996
                                                     ------------------


                          MET-COIL SYSTEMS CORPORATION
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               (Exact Name of Registrant as Specified in Charter)



        DELAWARE                        0-14057                42-1027215
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(State or Other Jurisdiction     (Commission File No.)    (I.R.S. Employer No.)
  of Incorporation)


5486 SIXTH STREET SW, CEDAR RAPIDS, IOWA                               52404

- ------------------------------------------------------        --------------
(Address or Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code  (319) 363-6566
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ITEM 5.  OTHER EVENTS

         On April 18, 1996 the Company entered into an agreement with its insurance company lenders whereby the Company restructured its revolving lines of credit and senior debt. With the proceeds from the sale of the Company's Rowe subsidiary, the collection of a note receivable related to the December 1993 sale of Roper Whitney and the sale of a non-operating facility, the Company reduced senior debt from $12 million to $8.4 million. The Company then established a revolving credit agreement with the insurance companies who hold the senior debt under which the Company can borrow up to $3.5 million, limited to a borrowing formula (a certain percentage of accounts receivable and inventory). With the proceeds of the revolving credit agreement the Company retired the existing revolving credit agreements and further reduced the term notes to $7.4 million.

Both the term notes and revolving credit agreement bear interest at 11.5% payable monthly. The revolving credit agreement expires on April 30, 1999 and the term notes are due in monthly installments of $110,000 expiring December 31, 2000.

On April 18, 1996 the Company also entered into an agreement with Construction Technology, Inc. ("CTI") whereby the Company paid one-half of the $675,000 annual payment originally due January 27, 1996 and will pay the remainder in monthly installments of $50,000 including interest at 11.5%.

The description herein of the revolving credit agreement and the CTI extension agreement are qualified by reference to the Amended and Restated Note Agreement dated April 18, 1996 and the CTI extension agreement dated April 18, 1996 filed as Exhibits 4 and 99 respectively and incorporated herein by reference.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     C.  Exhibits.

           4.   Amended and Restated Note Agreement dated April 18, 1996.
          99.   CTI extension agreement dated April 18, 1996.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   April 30, 1996                        Met-Coil Systems Corporation


                                              By    Joseph H. Ceryanec
                                                   ---------------------
                                              Name:  Joseph H. Ceryanec
                                              Title: Vice President and
                                                     Chief Financial Officer